As filed with the Securities and Exchange Commission on June 12, 1997
                                                 Registration No. 333-________
==============================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _____________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                                ______________

                              HOWELL CORPORATION
     (Exact name of registrant as specified in its charter)
            Delaware                             74-1223027
     (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)         Identification No.)

                                _______________

                        1111 Fannin Street, Suite 1500
                            Houston, Texas 77002
                               (713) 658-4000
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               HOWELL CORPORATION
                      1997 NONQUALIFIED STOCK OPTION PLAN
                           (Full title of the plan)

                               Robert T. Moffett
                       Vice President and General Counsel
                              Howell Corporation
                        1111 Fannin Street, Suite 1500
                             Houston, Texas 77002
                                (713) 658-4000
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                                   A copy to:


                                John R. Brantley
                          Bracewell & Patterson, L.L.P.
                           South Tower Pennzoil Place
                           711 Louisiana, Suite 2900
                           Houston, Texas 77002-2781
                                   ___________

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
    Title of                       Proposed maximum      Proposed maximum       Amount of
   securities to    Amount to be    offering price      aggregate offering     registration
   be registered    registered(1)     per share(2)            price(2)             fee(2)
----------------------------------------------------------------------------------------------
   Common Stock,      538,800
   $1.00 par value     shares          $13.125              $7,071,750             $2,143

==============================================================================================

(1) Represents the number of shares of Common Stock authorized for issuance under the Howell Corporation 1997 Nonqualified Stock Option Plan
     (the "Plan"). This Registration Statement shall also include an indeterminable number of additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

(2) Calculated pursuant to Rule 457(h) based on the price at which options granted under the Plan are exercisable.
================================================================================

                                P A R T   I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*

Item 2.   Registration Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act.

                                P A R T   I I

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

   The  following materials previously filed by Howell Corporation
(the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and the description of the Common Stock of the Company contained in the registration statement on Form 8-A, as amended by Form 8-A/A filed on July 29, 1994. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the Common Stock registered hereunder has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   Not applicable.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporation Law

   Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnifi-cation shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sub-sections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

   Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administra-tive or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

   Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

   Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capa-city, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of
Section 145.

   Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

   The Certificate of Incorporation, as amended, provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except in the instance of (i) the breach of the duty of loyalty,
(ii) intentional acts or knowing misconduct, (iii) violations of Section 174 of the DGCL or (iv) for receiving an improper benefit.

By-laws

   Article VII of the By-laws authorizes the Company to indemnify any director, officer or employee entitled to indemnity under law, to the fullest extent permitted by law.

Indemnity Agreements

   The Company is party to indemnity agreements with all of its officers and directors. The agreement provides, among other things, that the Company shall indemnify an officer or director when he is a party or threatened to be a party to an action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company. The Company shall indemnify such director or officer against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding. In any event, no indemnification shall be made if the officer or director is adjudged liable to the Company.

Directors' and Officers' Insurance

   The Company maintains a policy of liability insurance covering its directors and officers against losses resulting from wrongful acts committed by them in their official capacities, including liabilities arising under applicable securities laws.

Item 7.   Exemption from Registration Claimed.

    Not applicable.

Item 8.   Exhibits.

   Exhibits not incorporated herein by reference to a prior filing are designated by an (*) and are filed herewith. Exhibits designated by two asterisks (**) are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed March 26, 1997.




     Exhibit
     Number         Description of Exhibit
     _______        ______________________

      3.1**         Certificate of Incorporation, as amended, of the Company

      3.2**         Bylaws of the Company

      5*            Opinion of Bracewell & Patterson, L.L.P.

      10.1*         Howell Corporation 1997 Nonqualified Stock Option Plan

      10.2* Form of Nonqualified Option Agreement for use under 1997 Nonqualified Stock Option Plan

      23.1*         Consent of Bracewell & Patterson, L.L.P. (contained in
                    Exhibit 5)

      23.2*         Consent of Deloitte & Touche LLP


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offer-ing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 promulgated under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 __________

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration State-ment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and State of Texas on May 31, 1997.

                                  HOWELL CORPORATION



                                  By:  /s/ RICHARD K. HEBERT
                                       _________________________________________
                                       Richard K. Hebert
                                       President and Chief Operating Officer


                              POWER OF ATTORNEY
                              _________________

   Each person whose signature appears below hereby constitutes and appoints each of Richard K. Hebert and Robert T. Moffett, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, full power and authority to perform and do each and every act and thing necessary and advisable as fully to all intents and purposes as he might or could perform and do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on May 31, 1997.


  /s/ DONALD W. CLAYTON       Chairman of the Board and Chief Executive Officer
___________________________
  Donald W. Clayton



  /s/ RICHARD K. HEBERT       President, Chief Operating Officer and Director
___________________________
  Richard K. Hebert



  /s/ PAUL N. HOWELL          Director
___________________________
  Paul N. Howell



  /s/ RONALD E. HALL           Director
___________________________
  Ronald E. Hall



  /s/  ROBERT M.  AYRES, Jr.   Director
___________________________
  Robert M. Ayres, Jr.



  /s/ OTIS A. SINGLETARY       Director
___________________________
  Otis A. Singletary



  /s/ JACK T. TROTTER          Director
___________________________
  Jack T. Trotter




  /s/ WALTER M. MISCHER, SR.   Director
____________________________
  Walter M. Mischer, Sr.




  /s/ PAUL W. MURRILL          Director
____________________________
  Paul W. Murrill

                                  EXHIBIT INDEX


   Exhibits not incorporated herein by reference to a prior filing are designated by an (*) and are filed herewith. Exhibits designated by two asterisks (**) are incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed March 26, 1997.


Exhibit
Number            Description of Exhibit
_______           ______________________

 3.1**            Certificate of Incorporation, as amended, of the Company

 3.2**            Bylaws of the Company

 5*               Opinion of Bracewell & Patterson, L.L.P.

 10.1*            Howell Corporation 1997 Nonqualified Stock Option Plan

 10.2* Form of Nonqualified Option Agreement for use under 1997 Nonqualified Stock Option Plan

 23.1*            Consent of Bracewell & Patterson, L.L.P.
                  (contained in Exhibit 5)

 23.2*            Consent of Deloitte & Touche LLP